Press Release

FOR IMMEDIATE RELEASE

Contact: Sandra Novick
Director of Marketing
(631)537-1001, ext. 263

BRIDGE BANCORP, INC. REPORTS 27.1% INCREASE IN FIRST
QUARTER 2003 DILUTED EARNINGS PER SHARE

(Bridgehampton, NY — April 17, 2003) Bridge Bancorp, Inc. (the “Company”) (NASDAQ/OTC: BDGE), the holding company for The Bridgehampton National Bank (the “Bank”), today reported record earnings for the first quarter of 2003. Net income for the three months ended March 31, 2003 increased 26.5% totaling $2,538,000 compared to earnings of $2,007,000 for the same period last year. Diluted earnings per share for the first quarter 2003 increased 27.1% over the first quarter of 2002, to $0.61 from $0.48 per diluted share.

Thomas J. Tobin, President and Chief Executive Officer of Bridge Bancorp, Inc. commented on the Company’s record results, “We are experiencing strong growth in our core business, with increases in net loans and total deposits keeping pace at 14.5% and 15.1% over March 31, 2002, respectively. Total assets increased 15.7% to $478,148,000.” Mr. Tobin continued, “We have made a good start in 2003. Return on equity excluding other comprehensive income for the period was 27.7% compared to 25.9% for the year ended December 31, 2002. Going forward, we expect to see continued pressure on the net interest margin. Through effective management of the balance sheet we have been able to maintain a strong net interest margin of 5.6% during the first quarter of 2003. We continue to grow our loan portfolio, while maintaining strong credit quality. Investment securities are up 17.5% over March 31, 2002 totaling $190,806,000 at March 31, 2003.”

-more-

Tom Tobin added, “The Company continues to position itself to maintain its trend of steady and consistent growth. Our disciplined branch expansion strategy serves us well. In March 2003 we opened our 11th branch office, located at Peconic Landing in Greenport. Set on the bluffs overlooking Long Island Sound, this community offers a unique lifestyle for retirees. We look forward to maximizing the advantages this new facility affords. At the same time we are committed to greater efficiency in operations. Our efficiency ratio for the first quarter of 2003 was 43.8%.”

Deposits totaled $432,319,000 at March 31, 2003, compared to $375,758,000 at March 31, 2002, incorporating a 13.0% increase in demand deposits and 15.9% increase in interest bearing deposits. Net loans totaled $251,648,000 at March 31, 2003, increasing from $219,857,000 at the same date last year. Securities gains, net of taxes, of $401,000 were recognized during the first quarter 2003.

Founded in 1910, Bridgehampton National Bank is the oldest independent commercial bank headquartered on the South Fork of Long Island. The Bank operates retail branches in Bridgehampton, East Hampton, Greenport, Hampton Bays, Mattituck, Montauk, Peconic Landing, Sag Harbor, Southampton, Southampton Village and Southold.

The Bridgehampton National Bank, which is locally directed and managed maintains a policy of community involvement through programs and initiatives that enhance the environment and quality of life on the East End. The Bank is a member of the Federal Deposit Insurance Corporation. Bridgehampton National Bank is an Equal Housing Lender and an Equal Opportunity Employer.

This release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative, and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services.

-more-

BRIDGE BANCORP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF
CONDITION
(In thousands, except share and per share amounts)

                                                                                    March 31,    December 31,     March 31,
                                                                                         2003            2002          2002
                                                                              --------------- ----------------- -----------
ASSETS
Cash and cash equivalents                                                     $        21,743 $        10,807$       18,399
Investment in debt and equity securities, net:
   Securities available for sale, at fair value                                       183,068         182,416       145,652
   Securities held to maturity                                                          7,738          11,023        16,753
Loans, net                                                                            251,648         246,094       219,857
Banking premises and equipment, net                                                     9,684           9,827         8,671
Accrued interest receivable  and other assets                                           4,267           3,819         4,117
                                                                              --------------- -----------------  ----------
Total Assets                                                                  $       478,148 $       463,986    $  413,449
                                                                              =============== =================  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits                                                               $       123,218 $       125,560$      109,068
Savings, N.O.W. and money market deposits                                             248,013         218,016       210,503
Certificates of deposit of $100,000 or more and other time deposits                    61,088          62,833        56,187
Other liabilities and accrued expenses                                                  4,619          17,606         4,751
Total Stockholders' Equity                                                             41,210          39,971        32,940
                                                                              --------------- ------------------- ---------
Total Liabilities and Stockholders' Equity                                    $       478,148 $       463,986     $ 413,449
                                                                              =============== =================== =========

BRIDGE BANCORP, INC. AND SUBSIDIARY
Unaudited Condensed Consolidated Statements of  Income
(In  thousands, and per share amounts)

Three months ended March 31,                                                             2003            2002
-----------------------------------------------------------------------       --------------- ---------------

Interest income                                                               $         6,568 $         6,424
Interest expense                                                                          769           1,181
Net interest income                                                                     5,799           5,243
Provision for loan losses                                                                   0              60
                                                                              --------------- ---------------
Net interest income after provision for loan losses                                     5,799           5,183

Other income                                                                              848             685
Net security gains                                                                        634               0
Other expenses                                                                          3,289           2,832
                                                                              --------------- ---------------
Income before income taxes                                                              3,992           3,036

Provision for income taxes                                                              1,454           1,029
                                                                              --------------- ---------------
Net income                                                                    $         2,538 $         2,007
                                                                              =============== ===============